Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of High Roller Technologies, Inc. (the “Company”) on Form 10-Q, for the period ended March 31, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Adam Felman, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Quarterly Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

May 12, 2026

/s/   Adam Felman

Adam Felman

Chief Financial Officer

(Principal Financial Officer)